UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2004

Date of Report
(Date of earliest event reported)

HARMONIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description
99.1	Press Release of Harmonic Inc., issued on July 22, 2004

Item 12. Disclosure of Results of Operations and Financial Condition

On July 22, 2004, Harmonic Inc. (“Harmonic”) is issuing a press release and holding a conference call regarding its financial results for the quarter ended July 2, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, Harmonic uses non-GAAP measures of operating income/loss, net income/loss and earnings/loss per share, which are adjusted from results based on GAAP to exclude certain costs and credits and gains and losses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating performance. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are a primary indicator used by management for planning and forecasting in future periods. The presentation of this additional information is not intended to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States, and is not necessarily comparable to non-GAAP results published by other companies. A table reconciling the non-GAAP results to GAAP results is included in the accompanying press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.

Date: July 22, 2004

By: /s/ ROBIN N. DICKSON

Robin N. Dickson Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99.1	Press Release of Harmonic Inc., issued on July 22, 2004